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                                                                   EXHIBIT 10.18

                                  AMENDMENT TO
                            THE EMPLOYMENT AGREEMENT

                  This Amendment to the Employment Agreement (this "Amendment"), effective as of December 11, 2001, is made by and between Penton Media, Inc., a Delaware corporation (the "Company") and Darrell Denny (the "Executive"), in order to amend the Employment Agreement made as of October 15, 2000 (the "Agreement").

                  NOW THEREFORE, the undersigned parties hereby amend the Agreement as follows:

1. Paragraph 3 of the Agreement is hereby amended to add the following new paragraph 3(j) at the end thereof:

         "(j) 2001 LIFE INSURANCE BENEFITS. The Company shall use its best efforts to purchase (as soon as reasonably practicable after December 1, 2001) and maintain in effect until the first date (the "Payoff Date") that there is no amount due from Executive to the Company under any Promissory Note in effect on December 11, 2001 issued by Executive to the Company (the "Note"), additional term life insurance coverage in an amount equal to at least $270,000. If the Company is unable to procure or maintain such life insurance on behalf of Executive, it shall provide, from its own funds, a lump sum death benefit equal to the term life insurance coverage amount provided for in the preceding sentence, which shall be payable to Executive's designated beneficiary or beneficiaries in the event of Executive's death prior to the Payoff Date."

2. Paragraph 3 of the Agreement is hereby amended to add the following new paragraph 3(k) at the end thereof:

         "(k) 2001 DISABILITY BENEFITS. The Company shall use its best efforts to purchase (as soon as reasonably practicable after December 1, 2001) and maintain in effect until the Payoff Date, supplementary long-term disability coverage in an amount equal to at least $270,000. If the Company is unable to procure or maintain such supplementary long-term disability coverage on behalf of Executive, it shall provide, from its own funds, a lump sum disability benefit equal to the long-term disability insurance coverage amount provided for in the preceding sentence, which shall be payable to Executive in the event of Executive's disability prior to the Payoff Date."

3. Paragraph 3 of the Agreement is hereby amended to add the following new paragraph 3(l) at the end thereof:

         "(l)     ADDITIONAL 2001 BENEFITS.

                  (i) The Company shall pay to Executive each year, regardless of whether this Agreement has been terminated, a payment (the "(l)(i) Gross Up Payment") in an amount equal to the total of all income taxes imposed on


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                           Executive as a result of (A) the Company's
                           provision of life and disability insurance coverage as set forth in the first sentence of each of paragraphs 3(j) and 3(k) above; (B) imputed income to Executive with respect to the Notes; and (C) the
                           (l)(i) Gross Up Payment; and

                  (ii) The Company shall pay to Executive, regardless of whether this Agreement has been terminated, a payment (the "(l)(ii) Gross Up Payment") in an amount equal to the total of all income taxes imposed on Executive as a result of (A)(i) the issuance of the Deferred Shares to Executive on an accelerated basis following a Change of Control, a Termination without Cause, a Termination by Executive for Good Reason, Executive's involuntary Retirement, or the death or disability of Executive or (ii) any other issuance of the Deferred Shares to Executive, if a Change of Control occurs prior to the payment in full of the Notes; and (B) the (l)(ii) Gross Up Payment.

                  (iii) In the event that the excise tax under Section 4999 of the Internal Revenue Code applies to the issuance of the Deferred Shares to the Executive or the
                           (l)(ii) Gross Up Payment, and if the sum of (A) the value of the Deferred Shares at the time of such Change of Control, reduced by such excise tax, plus
                           (B) the value of the Purchased Shares at the time of such Change of Control, plus (C) the proceeds of any life insurance or disability insurance (or Company provided death benefit or disability benefit) described in paragraphs 3(j) and 3(k) above received by or with respect to the Executive at the time of or before such Change of Control (the sum of (A), (B) and (C) being referred to as the "Loan Payments") is less than the amount due and owing by the Executive under the Note at the time of the Change of Control (the "Change of Control Loan Balance"), then the Company shall make an additional payment to the Executive equal to the sum of (i) the lesser of (X) the difference between the Change of Control Loan Balance and the Loan Payments or (Y) 20% of the sum of the value of the Deferred Shares at the time of such Change of Control plus the (l)(ii) Gross Up Payment (the "Initial Additional Payment") plus (ii) an amount (the "(l)(iii) Gross Up Payment") such that, after payment by the Executive of all taxes (including the excise tax under Section 4999 of the Internal Revenue Code) imposed upon the (l)(iii) Gross Up Payment, the Executive retains an amount of the (l)(iii) Gross Up Payment equal to the excise tax under Section 4999 of the Internal Revenue Code imposed upon the Initial Additional Payment.

                  (iv)     The amount of the (l)(i) Gross Up Payment, the
                           (l)(ii) Gross Up Payment and the (l)(iii) Gross Up Payment, each shall be calculated by the Company's independent auditors at the time that such calculation is necessary. The Executive shall provide such information as is reasonably necessary in connection with any such calculation."


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4.       Except as expressly set forth in this Amendment, the Agreement remains unchanged and continues in full force and effect.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment on this __ day of December, 2001, effective as of December 11, 2001.

                                             PENTON MEDIA, INC.


                                             By:
                                                --------------------------------
                                             Thomas L. Kemp
                                             Chief Executive Officer



                                             -----------------------------------
                                             Executive


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